                                                                    EXHIBIT 23.7

                    [MORGAN STANLEY DEAN WITTER LETTERHEAD]

                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED

    We hereby consent to the use in the Registration Statement of SCANA Corporation on Form S-4, and in the related Joint Proxy Statement/Prospectus of SCANA Corporation/Public Service Company of North Carolina, Incorporated, which is part of the Registration Statement, of our opinion dated May 11, 1999 appearing as Annex C to such Joint Proxy Statement/Prospectus, and to the description therein of such opinion and to the references therein to us under the headings "SUMMARY" and "THE MERGERS-- Opinion of PSNC's Financial Advisor." In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                          /s/ Morgan Stanley & Co. Incorporated

May 11, 1999